CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the captions "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information and "Financial Highlights" in the Prospectus and to the use of our report dated February 22, 2008 in this Registration Statement (Form N-2 No. 811-10341) of UBS Tamarack International Fund, L.L.C.

                              /s/ Ernst & Young LLP

New York, NY
March 11, 2008